United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 14, 2012

GeneLink, Inc.

(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL 32779

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 14, 2012, the Company engaged Cross, Fernandez and Riley, LLP (“CFR”), an independent member of the BDO Seidman, LLP Alliance network of firms, to be the Company’s independent registered public accounting firm as approved by Audit Committee and ratified by the Board of Directors

As previously reported by GeneLink, Inc. (the “Company”), on March 5, 2012, the Company was notified that the Public Company Audit Oversight Board (“PCAOB”) announced that it had suspended for one year the registration of Buckno, Lisicky & Company, P.C. (“Buckno”), the Company’s prior independent registered accountants, for failure to timely file 2010 and 2011 annual reports with the PCAOB. In light of the foregoing actions by the PCAOB, on March 5, 2012, Buckno resigned as the Company independent registered auditor and its resignation was accepted by the Company's Audit Committee.

Prior to its engagement of CFR as its independent auditor, GeneLink engaged CFR to assist management in researching the appropriate accounting treatment for the Stock Purchase Agreement with Capsalus Corp. pursuant to which GeneLink agreed to sell 100% of the stock of GeneWize Life Sciences, Inc. and related licensing agreements. CFR researched the applicable accounting standards and provided a written report, which summarized their findings and their conclusions on the accounting treatment.  CFR did not provide any valuation services related to the transactions. GeneLink did not consult Buckno on this issue. GeneLink has reviewed, concurred with and implemented its accounting of the transaction based on CFR’s research.  The research report from CFR is included with this filing.

Due to the required change in independent accountants and the requirement to have the Company's financial statements for the fiscal year ended December 31, 2010 re-audited, the Company will be unable to files its Annual Report on Form 10-K for the year ended December 31, 2011 in a timely manner.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(c)
Item	Exhibit Title
16	Letter of Cross, Fernandez and Riley, LLC
99.1	Research report of Cross, Fernandez and Riley, LLC

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D.
Chief Executive Officer

Dated: March 20, 2012

EXHIBIT INDEX CERTIFICATION

Exhibit Number	Description
16	Letter of Cross, Fernandez and Riley, LLC
99.1	Research report of Cross, Fernandez and Riley, LLC

3